Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES FIRST QUARTER EARNINGS
AND DECLARES CASH DIVIDEND

CHARLESTON, SOUTH CAROLINA, April 25, 2013 – First Financial Holdings, Inc. (“First Financial,” NASDAQ: FFCH), the holding company for First Federal Bank (“First Federal”), announced today net income available to common shareholders of $4.3 million for the three months ended March 31, 2013, compared with $6.8 million for the three months ended December 31, 2012 and $770 thousand for the three months ended March 31, 2012.  Diluted net income per common share was $0.26 for the quarter ended March 31, 2013, compared with $0.41 for the prior quarter and $0.05 for the same quarter last year.

“This quarter marked the most notable announcement in our company’s 78 years,” said R. Wayne Hall, president and chief executive officer of First Financial and First Federal.  “We are excited about building a premier regional bank in the Southeast through our merger with SCBT.  This partnership benefits our customers, shareholders, and employees.  The market continues to react favorably to the combination as evidenced by the continued enhancement to shareholder value since our announcement.  We have begun the process to seek required approvals from shareholders and regulators and have commenced to collaborate on integration plans so that we can leverage the best practices of both companies.”

Significant Development for the Quarter

On February 19, 2013, First Financial entered into a merger agreement with SCBT Financial Corporation (“SCBT”).  Subject to the terms and conditions set forth in the agreement, First Financial plans to merge with and into SCBT with SCBT continuing as the surviving corporation after the merger and First Federal will merge with and into SCBT’s bank subsidiary.  The merger is expected to close in the third quarter of 2013, subject to customary closing conditions.

Under the terms of the agreement, SCBT will add five First Financial board members to the combined company’s board.  Robert J. Hill, Jr., president and chief executive officer of SCBT, will continue to serve as chief executive officer of the combined company and R. Wayne Hall will be named president of the combined company.

Quarterly Results of Operations

First Financial reported net income of $5.3 million for the three months ended March 31, 2013, compared with $7.8 million for the three months ended December 31, 2012 and $1.7 million for the three months ended March 31, 2012.

Net interest income

Net interest margin, on a fully tax-equivalent basis, was 4.51% for the quarter ended March 31, 2013, compared with 4.69% for the quarter ended December 31, 2012 and 3.84% for the quarter ended March 31, 2012.  Net interest margin adjusted for the cash received and the incremental loan accretion on the former Cape Fear Bank (“Cape Fear”) loan pool was 3.99% for the March 31, 2013 quarter, a 16 basis point decrease from the December 31, 2012 quarter.  The net interest margin for the prior quarter was positively impacted by 8 basis points due to the full resolution and collection of certain nonperforming loans and by 7 basis points due to accelerated accretion on called investment securities.  The decrease in net interest margin was also a result of a shift in the mix of earning assets from loans to lower yielding investment securities and overnight funds.  The increase over the same quarter last year was principally caused by the accretion and amortization of purchase accounting adjustments resulting from the acquisition of certain Plantation Federal Savings Bank (“Plantation”) assets and liabilities from the FDIC in April 2012.  In addition, improved performance on a Cape Fear loan pool, a lower cost of funds as maturing time deposits have been replaced with core deposits and the continued funding mix shift from borrowings, as well as higher yields on investments due to accelerated accretion on called investment securities have positively impacted net interest margin as compared with the same quarter of the prior year.

Net interest income for the quarter ended March 31, 2013 was $33.1 million, a decrease of $2.0 million or 5.6% from the prior quarter and an increase of $4.9 million or 17.3% over the same quarter last year.  The decrease from the prior quarter was primarily due to a $16.8 million decline in average earning assets and the reduction in net interest margin.  The increase over the same quarter last year was primarily the effect of the improved performance of a Cape Fear loan pool as well as higher levels of average earning assets from the Plantation acquisition and Liberty Savings Bank (“Liberty”) branch purchase in April 2012.

Provision for loan losses

After determining what First Financial believes is an adequate allowance for loan losses based on the estimated risk inherent in the loan portfolio, the provision for loan losses is calculated based on the net effect of the change in the allowance for loan losses and net charge-offs.  The provision for loan losses was $6.0 million for the quarter ended March 31, 2013, which included $1.3 million due to recognizing impairment on certain Plantation loan pools which have lower cash flows than originally projected.  In accordance with Accounting Standards Codification (“ASC”) 310-30, First Financial evaluates the projected cash flows of its acquired loans that were identified as nonperforming at the time of acquisition on a quarterly basis.  The ASC 310-30 evaluation is made on all acquired loans, including those loans covered by loss share agreements with the FDIC (“acquired covered”).  As of March 31, 2013, a net impairment of $4.6 million was projected on certain loan pools, primarily due to several large losses which occurred during the current quarter, and was recorded as an increase to the allowance for loan losses.  A portion of the higher loss estimate was related to acquired covered loans and was recorded as an adjustment to the FDIC indemnification asset, which reduced the provision for loan losses.  Excluding the impact from the ASC 310-30 review, the provision for loan losses for the quarter ended March 31, 2013 was $4.7 million, an increase of $552 thousand or 13.3% over the linked quarter and a decrease of $2.0 million or 30.1% from the same quarter last year.  The increase over the linked quarter was principally due to relative changes in the historical loss rates for each quarter.  The decrease from the same quarter last year was related to the continued improvement in historical loss trends and general stabilization of credit metrics through March 31, 2013.

Noninterest income

Noninterest income totaled $15.8 million for the quarter ended March 31, 2013, a decrease of $336 thousand or 2.1% from the prior quarter and an increase of $2.7 million or 20.1% over the same quarter last year.  Noninterest income for the quarter ended March 31, 2013 included a $1.3 million release on the FDIC true-up liability, which was recorded in conjunction with the ASC 310-30 quarterly evaluation discussed above as the higher projected losses will reduce the amount that First Federal might have to potentially remit to the FDIC based on the initial purchase bid.  The decrease from the linked quarter was primarily the result of lower service charges on deposits ($637 thousand) and mortgage and other loan income ($1.6 million), partially offset by the FDIC true-up liability release.  Service charges on deposits decreased principally the result of seasonal declines in transaction volumes due to customers holding higher average deposit balances after receiving income tax refunds.  The decrease in mortgage and other loan income was due in large part to lower gains on residential mortgage loans sold into the secondary market as volumes declined and spreads narrowed.

The increase in noninterest income over the same quarter last year was primarily the result of higher mortgage and other loan income ($1.0 million), bank owned life insurance ($373 thousand) and the FDIC true-up liability discussed above.  The increase in mortgage and other loan income was due in large part to more favorable hedge adjustments on both the mortgage servicing rights and the mortgage pipeline hedges in the current quarter due to the continued low interest rate environment and the addition of correspondent lenders.  The increase in bank owned life insurance was the result of purchasing these policies during the second half of 2012.

Noninterest expense

Noninterest expense totaled $35.1 million for the quarter ended March 31, 2013, essentially unchanged from the prior quarter and an increase of $6.4 million or 22.3% over the same quarter last year.  While noninterest expenses were essentially unchanged from the prior quarter, increases in other real estate owned (“OREO”) ($906 thousand) and other smaller variances were offset by decreases in other loan expense ($911 thousand) and other expense ($1.2 million).  The increase in OREO was the result of final purchase accounting adjustments recorded in the linked quarter on the acquired Plantation OREO as well as higher write-downs on other OREO properties in the current quarter.  The decrease in other loan expense was due to higher foreclosure-related expenses in the linked quarter as well as the timing and amount of reimbursements from the FDIC in the current quarter.   The decrease in other expense was principally the result of two operations-related losses recorded in the linked quarter.

In addition to the impact of the Plantation and Liberty transactions and the FDIC indemnification impairment, the increase in noninterest expense over the same quarter of the prior year was related to higher OREO expenses ($394 thousand), and professional services ($605 thousand), partially offset by lower FDIC insurance and regulatory fees ($463 thousand).  OREO expenses increased primarily as the result of lower gains recognized on sold properties.  The increase in professional fees was the result of merger-related expenses during the current quarter.  The decrease in FDIC insurance and regulatory fees was the result of lower regulatory fees as a result of becoming a Federal Reserve member bank.

Income Taxes

The income tax expense for the three months ended March 31, 2013 totaled $2.6 million, a decrease of $1.3 million or 32.9% from the linked quarter and a decrease of $1.6 million or 38.0% from the same quarter last year.  The quarter ended March 31, 2012 included a tax expense of $2.1 million for the state deferred tax asset write-off related to a difference in applicable South Carolina tax laws for banks versus thrifts upon First Federal’s conversion to a state-chartered commercial bank.  In addition, the variances from both prior periods were the result of the change in pre-tax income.  The effective tax rate for the three months ended March 31, 2013 was 33.36%, compared with 33.39% and 70.92% for the quarters ended December 31, 2012 and March 31, 2012, respectively.  The decreases in the effective tax rate were principally due to higher tax-exempt income resulting from purchasing bank owned life insurance during the second half of 2012 and the write-off of the state deferred tax asset in the first quarter of 2012.

Balance Sheet

Total assets at March 31, 2013 were $3.2 billion, essentially unchanged from December 31, 2012 and an increase of $71.1 million or 2.3% over March 31, 2012.  While total assets were essentially unchanged from December 31, 2012, decreases in total loans, loans held for sale the FDIC indemnification asset from December 31, 2012 were substantially offset by increases in interest-bearing deposits with banks and securities available for sale.  The increase in total assets over March 31, 2012 was principally due to the Plantation and Liberty acquisitions, partially offset by a decrease in investment securities as part of repositioning the balance sheet during the second quarter of 2012.

Investment securities at March 31, 2013 totaled $348.7 million, an increase of $58.4 million or 20.1% over December 31, 2012 and a decrease of $151.6 million or 30.3% from March 31, 2012.  The increase over December 31, 2012 was due to new security purchases, partially offset by normal principal reductions and cash flows from called securities.  The decrease from March 31, 2012 was primarily the result of the sale of $203.6 million of mortgage-backed securities during the June 30, 2012 quarter as part of repositioning the balance sheet, partially offset by new security purchases since the repositioning.

Total loans at March 31, 2013 decreased $19.2 million or 0.8% from December 31, 2012 and increased $120.6 million or 5.1% over March 31, 2012.  The decrease from December 31, 2012 was a result of reductions in the commercial and consumer loan categories due to several large payoffs and paydowns on commercial real estate and commercial land loans, higher loss claims on the Plantation portfolio, and normal cash flows.  The decline in commercial loans is consistent with a strategy to reduce problem and criticized loan balances, both legacy as well as those in acquired portfolios.  The increase in total loans over March 31, 2012 was primarily the result of the Plantation and Liberty acquisitions which occurred during the June 30, 2012 quarter, partially offset by normal loan portfolio activity.

First Federal’s credit quality metrics at March 31, 2013 reflect seasonal decreases normally experienced in the first calendar quarter of each year as well as improved performance over the same quarter last year.  Delinquent loans at March 31, 2013 totaled $13.7 million, a decrease of $3.3 million or 19.6% from December 31, 2012 and a decrease of $905 thousand or 6.2% from March 31, 2012.  The decrease from the prior quarter was driven by lower delinquent consumer loans due to normal seasonal fluctuations, partially offset by higher delinquent commercial loans, of which several larger loans are in the process of resolution.  The decrease from the same quarter last year was primarily the result of continued collection efforts.  Total delinquent loans at March 31, 2013 included $3.4 million in acquired covered loans, as compared with $1.6 million and $3.1 million at December 31, 2012 and March 31, 2012, respectively.

Nonperforming assets at March 31, 2013 totaled $65.0 million, a decrease of $2.8 million or 4.2% from December 31, 2012 and a decrease of $6.7 million or 9.4% from March 31, 2012.  The decreases were principally the result of OREO sales outpacing new foreclosures.  Acquired covered nonperforming loans totaled $8.8 million at March 31, 2013, compared with $8.6 million and $15.6 million at December 31, 2012 and March 31, 2012, respectively.  Acquired covered OREO totaled $9.7 million at March 31, 2013, compared with $9.6 million and $11.4 million at December 31, 2012 and March 31, 2012, respectively.

Net charge-offs for the quarter ended March 31, 2013 totaled $6.1 million, a decrease of $270 thousand or 4.3% from the prior quarter and a decrease of $3.4 million or 36.1% from the same quarter last year.

The allowance for loan losses was 1.92% of total loans at March 31, 2013, compared with 1.77% of total loans at December 31, 2012 and 2.16% of total loans at March 31, 2013.  The increase in the allowance ratio over December 31, 2012 was due to establishing a $4.6 million reserve related to estimated higher losses on acquired Plantation loans based on the ASC 310-30 review discussed above.  Of this amount, $3.3 million was related to acquired covered loans and was recorded as an increase to the FDIC indemnification asset.  The increase was partially offset by the continued improvement in historical loss factors and stable credit metrics over the past twelve months.  In addition, the change in the allowance ratio from March 31, 2012 was affected by acquiring loans in the Plantation and Liberty acquisitions that are carried at fair value and did not have an associated allowance at acquisition.  The allowance for loan losses at March 31, 2013 was 2.08% of loans excluding acquired covered loans, and represented 1.2 times coverage of the non-covered nonperforming loans.

The FDIC indemnification asset at March 31, 2013 was $58.9 million, a decrease of $21.4 million or 26.6% from December 31, 2012 and an increase of $12.6 million or 27.3% over March 31, 2012.  The decrease from December 31, 2012 was due to the receipt of $20.7 million in claims reimbursement from the FDIC during the quarter as well as recognizing a potential impairment of $3.8 million on the FDIC indemnification asset related to the Cape Fear acquired portfolio, partially offset by recognizing $3.3 million of potential additional claims to the FDIC related to the Plantation loss share agreement.  The increase over March 31, 2012 was the result of establishing a $35.9 million indemnification asset during 2012 to recognize the loss share agreement associated with the Plantation transaction, the $3.3 million added to the FDIC indemnification asset this quarter, and normal accretion, partially offset by the claims reimbursement and amortization of the potential impairment.

Bank owned life insurance totaled $51.0 million at March 31, 2013, essentially unchanged from December 31, 2012 and an increase of $51.0 million over March 31, 2013.  The increase was the result of establishing a bank owned life insurance program on certain corporate officers as part of a strategy to offset the costs of existing employee benefit plans.

Other assets totaled $74.8 million at March 31, 2013, a decrease of $2.4 million or 3.2% from December 31, 2012 and a decrease of $18.1 million or 19.5% from March 31, 2012.  The decrease from December 31, 2012 was principally the result of a $2.0 million decline in OREO as sales of properties continue to outpace foreclosures, combined with miscellaneous reductions in other asset categories.  The decrease from March 31, 2012 was principally due to current tax adjustments recorded and federal tax refunds received during 2012.

Core deposits, which include checking, savings, and money market accounts, totaled $1.7 billion at March 31, 2013, an increase of $53.2 million or 3.2% over December 31, 2012 and an increase of $390.7 million or 29.9% over March 31, 2012.  The increases were primarily the result of the Plantation and Liberty transactions as well as the introduction of new retail deposit products and sales processes during 2012.  Time deposits at March 31, 2013 totaled $903.4 million, a decrease of $48.1 million or 5.1% from December 31, 2012 and a decrease of $54.7 million or 5.7% from March 31, 2012.  The decreases were due to a strategy to focus on core transaction accounts and to reduce high rate retail and wholesale time deposits as they matured.

Advances from the Federal Home Loan Bank (“FHLB”) at March 31, 2013 totaled $233.0 million, unchanged from December 31, 2012 and a decrease of $300.0 million or 56.3% from March 31, 2012.  The decrease from March 31, 2012 was primarily the effect of prepaying $125.0 million of long-term FHLB advances during the June 30, 2012 quarter as part of repositioning the balance sheet, as well as a shift in funding mix due to the organic growth of core deposits and the acquisition of low-cost deposits from Plantation and Liberty.

Shareholders’ equity at March 31, 2013 was $304.7 million, an increase of $5.0 million or 1.7% over December 31, 2012 and an increase of $26.6 million or 9.6% over March 31, 2012.  The increases were due to the effect of net operating results.  First Financial remained well capitalized at March 31, 2013 with total risk-based capital of 16.58%, Tier 1 risk-based capital of 15.30%, and Tier 1 leverage capital of 10.72%.  The tangible common equity to tangible common assets ratio increased to 7.23% at March 31, 2013, compared with 7.07% at December 31, 2012 and 6.70% at March 31, 2012.  First Federal’s regulatory capital ratios are in excess of “well-capitalized” minimums.

Cash Dividend Declared

On April 25, 2013, First Financial declared a quarterly cash dividend of $12.50 per share on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, payable on May 15, 2013 to preferred shareholders of record as of May 3, 2013.  First Financial also declared a quarterly cash dividend of $0.05 per common share, payable on May 23, 2013 to shareholders of record as of May 9, 2013.

Additional Information About The Merger And Where To Find It

In connection with the proposed merger referenced above, SCBT has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that includes a Joint Proxy Statement of First Financial and SCBT and a Prospectus of SCBT, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about First Financial and SCBT, may be obtained at the SEC's Internet site (www.sec.gov). In addition, free copies of documents filed with the SEC may be obtained by directing a written request to either SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer, or First Financial Holdings, Inc., 2440 Mall Drive, Charleston, SC 29406  Attention: Blaise Bettendorf, Chief Financial Officer.

First Financial, SCBT and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Financial and SCBT in connection with the merger.  Information about the directors and executive officers of First Financial and their ownership of First Financial common stock is set forth in First Financial’s Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013, which is available at the SEC’s Internet site (www.sec.gov), and at the First Financial address in the preceding paragraph.  Information about the directors and executive officers of SCBT and their ownership of SCBT common stock is set forth in SCBT’s definitive proxy statement in connection with its 2013 Annual Meeting of Shareholders filed with the SEC on March 3, 2013, which is also available at the SEC’s internet site and from SCBT at the address set forth in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the Proxy Statement/Prospectus regarding the proposed transaction.

About First Financial

First Financial Holdings, Inc. (“First Financial”, NASDAQ: FFCH) is a Charleston, South Carolina financial services provider with $3.2 billion in total assets as of March 31, 2013.  First Financial offers integrated financial solutions, including personal, business, and wealth management services.  First Federal Bank (“First Federal”), which was founded in 1934 and is the primary subsidiary of First Financial, serves individuals and businesses throughout coastal South Carolina, Florence, and Greenville, South Carolina, and Wilmington, North Carolina.  First Financial subsidiaries include: First Federal; First Southeast Investor Services, Inc., a registered broker-dealer; and First Southeast 401(k) Fiduciaries, Inc., a registered investment advisor.  First Federal is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina, based on asset size.  Additional information about First Financial is available at www.firstfinancialholdings.com.

Non-GAAP Financial Information

In addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release includes non-GAAP financial measures such as the efficiency ratio, the tangible common equity to tangible assets ratio, tangible common book value per share, pre-tax pre-provision earnings, and adjusted net interest margin.  First Financial believes these non-GAAP financial measures provide additional information that is useful to investors in understanding its underlying performance, business, and performance trends and such measures help facilitate performance comparisons with others in the banking industry as well as period-to-period comparisons.  Non-GAAP measures have inherent limitations, are not required to be uniformly applied, and are not audited.  Readers should be aware of these limitations and should be cautious in their use of such measures.  To mitigate these limitations, First Financial has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and to ensure that its performance is properly reflected to facilitate consistent period-to-period comparisons.  Although management believes the above non-GAAP financial measures enhance readers’ understanding of First Financial’s business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

Please refer to the Selected Financial Information table and the Non-GAAP Reconciliation table later in this release for additional information.

Forward-Looking Statements

Statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” or “could” constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements regarding First Financial’s future financial and operating results, plans, objectives, expectations and intentions involve risks and uncertainties, many of which are beyond First Financial’s control or are subject to change.  No forward-looking statement is a guarantee of future performance and actual results could differ materially from those anticipated by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the general business environment; general economic conditions nationally and in the States of North and South Carolina; interest rates; the North and South Carolina real estate markets; the demand for mortgage loans; the credit risk of lending activities, including changes in the level and trend of delinquent and nonperforming loans and charge-offs; changes in First Federal’s allowance for loan losses and provision for loan losses that may be affected by deterioration in the housing and real estate markets; results of examinations by banking regulators, including the possibility that any such regulatory authority may, among other things, require First Federal to increase its allowance for loan losses, write-down assets, change First Federal’s regulatory capital position or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect liquidity and earnings; First Financial’s ability to control operating costs and expenses; First Financial’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel acquired or may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; competitive conditions between banks and non-bank financial services providers; regulatory changes, including new or revised rules and regulations implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; and closing conditions related to the proposed merger with SCBT, including regulatory and shareholder approvals required for the consummation of the proposed merger with SCBT.  Other risks are also detailed in First Financial’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K that are filed with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect First Financial’s results of operations, financial position, and cash flows.  There can be no assurance that future results will meet expectations.  While First Financial believes that the forward-looking statements in this release are reasonable, the reader should not place undue reliance on any forward-looking statement.  In addition, these statements speak only as of the date made.  First Financial does not undertake, and expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

FIRST FINANCIAL HOLDINGS, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarters Ended
(dollars in thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Average for the Quarter
Assets	$3,200,485	$3,216,018	$3,283,512	$3,339,705	$3,151,385
Investment securities	316,426	283,929	291,223	443,181	490,356
Loans	2,481,410	2,545,956	2,608,522	2,564,789	2,378,789
Allowance for loan losses	44,375	45,997	48,329	50,547	52,282
Deposits	2,576,968	2,594,112	2,664,207	2,596,642	2,228,613
Borrowings	280,229	282,122	294,796	428,505	609,665
Shareholders' equity	301,921	296,851	290,047	285,672	277,390

Performance Metrics
Return on average assets1	0.67%	0.97%	0.81%	1.52%	0.22%
Return on average shareholders' equity1	7.06	10.48	9.14	17.72	2.52
Net interest margin (FTE)2	4.51	4.69	4.35	4.08	3.84
Net interest margin, adjusted (non-GAAP)3	3.99	4.15	4.29	4.08	3.84
Efficiency ratio (non-GAAP)1,3	73.04	67.69	69.19	66.05	68.87
Pre-tax pre-provision earnings (non-GAAP)3	$13,855	$15,905	$14,716	$24,993	$12,725

Capital Ratios
Equity to assets	9.47%	9.32%	9.01%	8.69%	8.84%
Tangible common equity to tangible assets (non-GAAP)3	7.23	7.07	6.77	6.47	6.70
Book value per common share	$14.50	$14.20	$13.77	$13.45	$12.89
Tangible book value per common share (non-GAAP)3	14.04	13.71	13.25	12.91	12.75
Dividends	0.05	0.05	0.05	0.05	0.05
Shares outstanding, end of period (000s)	16,533	16,527	16,527	16,527	16,527
Tier 1 leverage capital ratio	10.72%	10.54%	10.12%	9.79%	10.22%
Tier 1 risk-based capital ratio	15.30	14.89	14.42	13.89	14.81
Total risk-based capital ratio	16.58	16.16	15.70	15.16	16.08
Tier 1 leverage capital ratio (First Federal)	10.24	9.97	9.47	9.06	9.00
Tier 1 risk-based capital ratio (First Federal)	14.63	14.10	13.50	12.86	13.05
Total risk-based capital ratio (First Federal)	15.92	15.37	14.78	14.13	14.32

Asset Quality Metrics
Allowance for loan losses as a percent of loans	1.92%	1.77%	1.80%	1.85%	2.16%
Allowance for loan losses as a percent of nonperforming loans	97.42	89.30	94.53	97.72	101.75
Nonperforming loans as a percent of loans	1.97	1.98	1.90	1.90	2.12
Nonperforming assets as a percent of loans and other repossessed assets acquired	2.61	2.70	2.72	2.94	3.02
Nonperforming assets as a percent of total assets	2.02	2.11	2.18	2.36	2.28
Net loans charged-off as a percent of average loans1	0.98	0.99	1.07	1.04	1.60
Net loans charged-off	$6,063	$6,333	$6,981	$6,673	$9,493

Asset Quality Metrics Excluding Acquired Covered Loans
Allowance for loan losses as a percent of legacy loans	2.08%	1.94%	1.99%	2.06%	2.28%
Allowance for loan losses as a percent of legacy nonperforming loans	118.82	108.23	118.82	123.30	148.22
Nonperforming loans as a percent of legacy loans	1.75	1.79	1.67	1.67	1.54
Nonperforming assets as a percent of legacy loans and other repossessed assets acquired	2.04	2.17	1.97	2.01	2.00
Nonperforming assets as a percent of total assets	1.45	1.54	1.42	1.45	1.42

1 Represents an annualized rate.
2 Net interest margin is presented on an annual basis and includes taxable equivalent adjustments to interest income based on a federal tax rate of 35%.
3 See Non-GAAP Reconciliation table for details.

FIRST FINANCIAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	For the Quarters Ended
(in thousands, except per share data)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

INTEREST INCOME
Interest and fees on loans	$36,993	$38,927	$37,104	$35,643	$32,476
Interest and dividends on investment securities
Taxable	1,931	2,207	2,429	3,118	3,529
Tax-exempt	294	312	342	420	338
Other	111	103	139	162	16
Total interest income	39,329	41,549	40,014	39,343	36,359
INTEREST EXPENSE
Interest on deposits	3,172	3,388	3,747	3,981	3,951
Interest on borrowed money	3,019	3,072	3,070	3,649	4,156
Total interest expense	6,191	6,460	6,817	7,630	8,107
NET INTEREST INCOME	33,138	35,089	33,197	31,713	28,252
Provision for loan losses	5,972	4,161	4,533	4,697	6,745
Net interest income after provision for loan losses	27,166	30,928	28,664	27,016	21,507
NONINTEREST INCOME
Service charges on deposit accounts	7,263	7,900	7,772	7,558	7,302
Mortgage and other loan income	4,435	5,987	4,061	4,372	3,435
Trust and plan administration income	1,067	1,219	1,117	1,078	1,081
Brokerage fees	714	810	655	875	664
Bank owned life insurance income	373	382	241	---	---
Other income	932	680	513	699	769
Other-than-temporary impairment losses on investment securities	(268)	(144)	(145)	(145)	(69)
FDIC true-up liability release	1,321	---	---	---	---
(Loss) gain on acquisition	---	(661)	---	14,550	---
Gain on sale or call of investment securities	---	---	334	3,543	---
Total noninterest income	15,837	16,173	14,548	32,530	13,182
NONINTEREST EXPENSE
Salaries and employee benefits	16,335	16,020	15,621	15,212	15,142
Occupancy costs	2,214	2,214	2,333	2,933	2,267
Furniture and equipment	2,068	2,033	2,132	1,893	1,809
Other real estate owned, net	924	18	1,030	134	530
FDIC insurance and regulatory fees	531	646	693	761	994
Professional services	2,070	1,838	1,980	1,875	1,465
Advertising and marketing	866	714	964	966	652
Other loan expense	1,372	2,283	1,620	1,283	1,351
Intangible amortization	512	512	512	368	90
FDIC indemnification asset impairment	3,806	3,423	563	---	---
Other expense	4,422	5,656	5,581	5,300	4,409
FHLB prepayment termination charge	---	---	---	8,525	---
Total noninterest expense	35,120	35,357	33,029	39,250	28,709
Income before income taxes	7,883	11,744	10,183	20,296	5,980
Income tax expense	2,630	3,921	3,516	7,712	4,241
NET INCOME	5,253	7,823	6,667	12,584	1,739
Preferred stock dividends	813	812	813	812	813
Accretion on preferred stock discount	165	163	160	158	156
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,275	$6,848	$5,694	$11,614	$770

Net income per common share
Basic	$0.26	$0.41	$0.34	$0.70	$0.05
Diluted	0.26	0.41	0.34	0.70	0.05

Average common shares outstanding
Basic	16,529	16,527	16,527	16,527	16,527
Diluted	16,547	16,531	16,529	16,528	16,528

FIRST FINANCIAL HOLDINGS, INC.
NET INTEREST MARGIN ANALYSIS (Unaudited)

	For the Quarters Ended
	March 31, 2013				December 31, 2012				Change in
(dollars in thousands)	Average Balance	Interest	Average Rate		Average Balance	Interest	Average Rate		Average Balance	Interest	Basis Points
Earning assets
Interest-bearing deposits with banks	$62,441	$29	0.19%		$32,711	$13	0.17%		$29,730	$16	2
Investment securities1	316,426	2,225	3.02		283,929	2,519	3.78		32,497	(294)	(76)
Total loans2	2,481,410	36,613	5.98	3	2,545,956	38,435	6.01	3	(64,546)	(1,822)	(3)
Loans held for sale	47,156	380	3.22		56,856	492	3.46		(9,700)	(112)	(24)
FDIC indemnification asset	70,794	82	0.47		75,530	90	0.47		(4,736)	(8)	---
Total earning assets	2,978,227	39,329	5.35	3	2,994,982	41,549	5.55	3	(16,755)	(2,220)	(20)
Interest-bearing liabilities
Deposits	2,180,741	3,172	0.59		2,205,336	3,388	0.61		(24,595)	(216)	(2)
Borrowings	280,229	3,019	4.37		282,122	3,072	4.33		(1,893)	(53)	4
Total interest-bearing liabilities	2,460,970	6,191	1.02		2,487,458	6,460	1.03		(26,488)	(269)	(1)

Net interest income		$33,138				$35,089				$(1,951)

Net interest margin			4.51%	3			4.69%	3			(18)

1   Interest income used in the average rate calculation includes the tax equivalent adjustments of $158 thousand and $168 thousand for the quarters ended
    March 31, 2013 and December 31, 2012, respectively, calculated based on a federal tax rate of 35%.
2  Average loans include nonaccrual loans.  Loan fees, which are not material for any of the periods, have been included in loan interest income for the rate calculation.
3 See Non-GAAP Reconciliation for impact of improved performance of Cape Fear loan pool on net interest margin.

	For the Quarters Ended
	March 31, 2013				March 31, 2012			Change in
(dollars in thousands)	Average Balance	Interest	Average Rate		Average Balance	Interest	Average Rate	Average Balance	Interest	Basis Points
Earning Assets
Interest-bearing deposits with banks	$62,441	$29	0.19%		$8,484	$1	0.05%	$53,957	$28	14
Investment securities1	316,426	2,225	3.02		490,356	3,867	3.31	(173,930)	(1,642)	(29)
Total loans2	2,481,410	36,613	5.98	3	2,378,879	32,126	5.43	102,531	4,487	55
Loans held for sale	47,156	380	3.22		41,121	350	3.40	6,035	30	(18)
FDIC indemnification asset	70,794	82	0.47		48,774	15	0.12	22,020	67	35
Total Earning Assets	2,978,227	39,329	5.35	3	2,967,614	36,359	4.94	10,613	2,970	41
Interest-bearing liabilities
Deposits	2,180,741	3,172	0.59		1,946,317	3,951	0.82	234,424	(779)	(23)
Borrowings	280,229	3,019	4.37		609,665	4,156	2.73	(329,436)	(1,137)	164
Total interest-bearing liabilities	2,460,970	6,191	1.02		2,555,982	8,107	1.28	(95,012)	(1,916)	(26)

Net interest income		$33,138				$28,252			$4,886

Net interest margin3			4.51%	3			3.84%			67

1   Interest income used in the average rate calculation includes the tax equivalent adjustment of $158 thousand, and $182 thousand for the quarters ended March 31, 2013, and 2012, respectively, calculated based on a federal tax rate of 35%.
2  Average loans include nonaccrual loans.  Loan fees, which are not material for any of the periods, have been included in loan interest income for the rate calculation.
3 See Non-GAAP Reconciliation for impact of improved performance of Cape Fear loan pool on net interest margin.

FIRST FINANCIAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

ASSETS
Cash and due from banks	$49,190	$60,290	$50,749	$62,831	$57,645
Interest-bearing deposits with banks	80,110	57,161	35,668	7,270	5,879
Total cash and cash equivalents	129,300	117,451	86,417	70,101	63,524
Investment securities
Securities available for sale, at fair value	314,597	253,798	236,048	244,059	442,531
Securities held to maturity, at amortized cost	14,869	15,555	17,331	20,014	19,835
Nonmarketable securities	19,245	20,914	23,254	29,327	37,965
Total investment securities	348,711	290,267	276,633	293,400	500,331
Loans
Residential	1,037,859	1,031,533	1,080,406	1,099,474	1,029,176
Commercial	663,733	681,119	721,587	758,604	606,468
Consumer	774,550	782,672	772,376	774,405	719,923
Total loans	2,476,142	2,495,324	2,574,369	2,632,483	2,355,567
Less: Allowance for loan losses	47,427	44,179	46,351	48,799	50,776
Total loans, net	2,428,715	2,451,145	2,528,018	2,583,684	2,304,791
Loans held for sale	33,752	55,201	53,761	72,402	52,339
FDIC indemnification asset	58,917	80,268	75,017	77,311	46,272
Premises and equipment, net	83,924	85,378	83,916	85,285	83,146
Bank owned life insurance	50,997	50,624	50,241	10,000	---
Other intangible assets	7,573	8,025	8,478	8,931	2,310
Other assets	74,758	77,199	83,006	103,060	92,825
Total assets	$3,216,647	$3,215,558	$3,245,487	$3,304,174	$3,145,538

LIABILITIES
Deposits
Noninterest-bearing checking	$431,003	$388,259	$382,077	$359,352	$307,750
Interest-bearing checking	509,295	511,647	507,262	502,731	435,320
Savings and money market	756,818	743,970	730,365	731,428	563,344
Retail time deposits	807,667	845,391	869,544	934,245	753,481
Wholesale time deposits	95,737	106,066	127,509	175,446	204,594
Total deposits	2,600,520	2,595,333	2,616,757	2,703,202	2,264,489
Advances from FHLB	233,000	233,000	253,000	233,000	533,000
Long-term debt	47,204	47,204	47,204	47,204	47,204
Other liabilities	31,234	40,380	36,026	33,504	22,802
Total liabilities	2,911,958	2,915,917	2,952,987	3,016,910	2,867,495

SHAREHOLDERS' EQUITY
Preferred stock	1	1	1	1	1
Common stock	215	215	215	215	215
Additional paid-in capital	197,099	196,819	196,612	196,409	196,204
Treasury stock, at cost	(103,563)	(103,563)	(103,563)	(103,563)	(103,563)
Retained earnings	212,302	208,853	202,832	198,100	187,311
Accumulated other comprehensive loss	(1,365)	(2,684)	(3,597)	(3,898)	(2,125)
Total shareholders’ equity	304,689	299,641	292,500	287,264	278,043
Total liabilities and shareholders' equity	$3,216,647	$3,215,558	$3,245,487	$3,304,174	$3,145,538

FIRST FINANCIAL HOLDINGS, INC.
LOANS

(in thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Residential loans
Residential 1-4 family	$963,053	$956,355	$1,008,130	$1,023,800	$972,881
Residential construction	25,895	22,439	19,660	19,601	15,501
Residential land	48,911	52,739	52,616	56,073	40,794
Total residential loans	1,037,859	1,031,533	1,080,406	1,099,474	1,029,176

Commercial loans
Commercial business	130,169	118,379	125,345	107,804	88,054
Commercial real estate	467,890	491,567	520,135	555,588	447,339
Commercial construction	1,092	1,064	1,801	17,201	16,289
Commercial land	64,582	70,109	74,306	78,011	54,786
Total commercial loans	663,733	681,119	721,587	758,604	606,468

Consumer loans
Home equity	373,108	384,664	380,000	388,534	347,825
Manufactured housing	282,114	280,100	277,744	276,607	275,845
Marine	79,328	75,736	69,314	59,643	50,458
Other consumer	40,000	42,172	45,318	49,621	45,795
Total consumer loans	774,550	782,672	772,376	774,405	719,923
Total loans	2,476,142	2,495,324	2,574,369	2,632,483	2,355,567
Less: Allowance for loan losses	47,427	44,179	46,351	48,799	50,776
Total loans, net	$2,428,715	$2,451,145	$2,528,018	$2,583,684	$2,304,791

FIRST FINANCIAL HOLDINGS, INC.
DELINQUENT LOANS

	March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012
(30-89 days past due) (dollars in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Residential loans
Residential 1-4 family	$1,433	0.15%	$2,800	0.29%	$2,361	0.23%	$1,244	0.12%	$1,889	0.19%
Residential construction	284	1.10	---	---	---	---	---	---	---	---
Residential land	725	1.48	47	0.09	157	0.30	475	0.85	123	0.30
Total residential loans	2,442	0.24	2,847	0.28	2,518	0.23	1,719	0.16	2,012	0.20

Commercial loans
Commercial business	1,255	0.96	847	0.72	582	0.46	903	0.84	1,677	1.90
Commercial real estate	4,252	0.91	3,492	0.71	2,397	0.46	3,014	0.54	3,065	0.69
Commercial land	1,540	2.38	1,573	2.24	318	0.43	675	0.87	2,271	4.15
Total commercial loans	7,047	1.06	5,912	0.87	3,297	0.46	4,592	0.61	7,013	1.16

Consumer loans
Home equity	2,758	0.74	4,414	1.15	2,204	0.58	2,017	0.52	3,315	0.95
Manufactured housing	1,162	0.41	3,241	1.16	2,506	0.90	1,835	0.66	1,502	0.54
Marine	154	0.19	284	0.37	227	0.33	300	0.50	358	0.71
Other consumer	177	0.44	384	0.91	742	1.64	626	1.26	445	0.97
Total consumer loans	4,251	0.55	8,323	1.06	5,679	0.74	4,778	0.62	5,620	0.78
Total delinquent loans	$13,740	0.55%	$17,082	0.68%	$11,494	0.45%	$11,089	0.42%	$14,645	0.62%

FIRST FINANCIAL HOLDINGS, INC.
NONPERFORMING ASSETS

	March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012
(dollars in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Residential loans
Residential 1-4 family	$7,693	0.80%	$7,137	0.75%	$10,881	1.08%	$10,460	1.02%	$6,649	0.68%
Residential land	576	1.18	785	1.49	1,558	2.96	1,423	2.54	1,398	3.43
Total residential loans	8,269	0.80	7,922	0.77	12,439	1.15	11,883	1.08	8,047	0.78

Commercial loans
Commercial business	1,813	1.39	1,460	1.23	1,407	1.12	1,198	1.11	1,931	2.19
Commercial real estate	18,213	3.89	18,386	3.74	15,853	3.05	15,918	2.87	18,474	4.13
Commercial construction	---	---	247	23.21	247	13.71	261	1.52	261	1.60
Commercial land	3,845	5.95	4,058	5.79	2,990	4.02	4,577	5.87	5,240	9.56
Total commercial loans	23,871	3.60	24,151	3.55	20,497	2.84	21,954	2.89	25,906	4.27

Consumer loans
Home equity	9,295	2.49	10,049	2.61	10,145	2.67	10,636	2.74	9,779	2.81
Manufactured housing	3,085	1.09	3,355	1.20	2,221	0.80	2,197	0.79	2,648	0.96
Marine	125	0.16	139	0.18	90	0.13	29	0.05	63	0.12
Other consumer	265	0.66	275	0.65	228	0.50	306	0.62	131	0.29
Total consumer loans	12,770	1.65	13,818	1.77	12,684	1.64	13,168	1.70	12,621	1.75
Total nonaccrual loans	44,910	1.81	45,891	1.84	45,620	1.77	47,005	1.79	46,574	1.98
Loans 90+ days still accruing	6		43		74		75		51
Restructured loans, still accruing	3,768		3,536		3,340		2,857		3,276
Total nonperforming loans	48,684	1.97%	49,470	1.98%	49,034	1.90%	49,937	1.90%	49,901	2.12%
Other repossessed assets acquired	16,310		18,338		21,579		28,191		21,818
Total nonperforming assets	$64,994		$67,808		$70,613		$78,128		$71,719

FIRST FINANCIAL HOLDINGS, INC.
NET CHARGE-OFFS

	March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012
(dollars in thousands)	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*
Residential loans
Residential 1-4 family	$1,215	0.50%	$2,756	1.10%	$294	0.12%	$1,070	0.42%	$507	0.21%
Residential land	(144)	(1.13)	257	1.89	403	2.91	78	0.59	701	6.75
Total residential loans	1,071	0.41	3,013	1.13	697	0.26	1,148	0.42	1,208	0.47

Commercial loans
Commercial business	268	0.90	126	0.42	924	3.22	334	1.34	825	3.60
Commercial real estate	2,089	1.74	588	0.46	1,994	1.47	714	0.54	1,462	1.30
Commercial construction	5	1.67	(1)	(0.41)	11	0.56	(2)	(0.05)	(2)	(0.05)
Commercial land	21	0.13	89	0.48	1,037	5.43	723	4.00	1,439	9.87
Total commercial loans	2,383	1.43	802	0.46	3,966	2.14	1,769	0.99	3,724	2.41

Consumer loans
Home equity	1,346	1.42	1,343	1.44	1,125	1.17	2,580	2.71	2,264	2.57
Manufactured housing	1,019	1.45	899	1.29	778	1.12	666	0.97	1,467	2.13
Marine	74	0.38	(19)	(0.11)	146	0.88	82	0.60	361	2.83
Other consumer	170	1.64	295	2.51	269	2.22	428	3.48	469	3.90
Total consumer loans	2,609	1.34	2,518	1.31	2,318	1.20	3,756	1.98	4,561	2.51
Total net charge-offs	$6,063	0.98%	$6,333	0.99%	$6,981	1.07%	$6,673	1.04%	$9,493	1.60%

  *Represents an annualized rate

FIRST FINANCIAL HOLDINGS, INC.
NON-GAAP RECONCILIATION (Unaudited)

	As of and for the Quarters Ended
(dollars in thousands, except per share data)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Efficiency Ratio
Net interest income (A)	$33,138	$35,089	$33,197	$31,713	$28,252
Taxable equivalent adjustment (B)	158	168	184	226	182
Noninterest income (C)	15,837	16,173	14,548	32,530	13,182
(Loss) gain on acquisition (D)	---	(661)	---	14,550	---
Net securities (losses) gains (E)	(268)	(144)	189	3,398	(69)
FDIC true-up liability release (F)	1,321	---	---	---	---
Noninterest expense (G)	35,120	35,357	33,029	39,250	28,709
FHLB prepayment termination charge (H)	---	---	---	8,525	---
Efficiency Ratio: (G-H)/(A+B+C-D-E-F) (non-GAAP)	73.04%	67.69%	69.19%	66.05%	68.87%

Tangible Assets and Tangible Common Equity
Total assets	$3,216,647	$3,215,558	$3,245,487	$3,304,174	$3,145,538
Other intangible assets	(7,573)	(8,025)	(8,478)	(8,931)	(2,310)
Tangible assets (non-GAAP)	$3,209,074	$3,207,533	$3,237,009	$3,295,243	$3,143,228

Total shareholders' equity	$304,689	$299,641	$292,500	$287,264	$278,043
Preferred stock	(65,000)	(65,000)	(65,000)	(65,000)	(65,000)
Other intangible assets	(7,573)	(8,025)	(8,478)	(8,931)	(2,310)
Tangible common equity (non-GAAP)	$232,116	$226,616	$219,022	$213,333	$210,733

Shares outstanding, end of period (000s)	16,533	16,527	16,527	16,527	16,527

Tangible common equity to tangible assets (non-GAAP)	7.23%	7.07%	6.77%	6.47%	6.70%
Book value per common share	$14.50	$14.20	$13.77	$13.45	$12.89
Tangible book value per common share (non-GAAP)	14.04	13.71	13.25	12.91	12.75

Pre-tax Pre-provision Earnings
Income before income taxes	$7,883	$11,744	$10,183	$20,296	$5,980
Provision for loan losses	5,972	4,161	4,533	4,697	6,745
Pre-tax pre-provision earnings (non-GAAP)	$13,855	$15,905	$14,716	$24,993	$12,725

Impact of Improved Performance of Cape Fear Loan Pool
Net interest income	$33,138	$35,089	$33,197	$31,713	$28,252
Tax equivalent adjustment	158	168	184	226	182
Net interest income on taxable equivalent basis (A)	33,296	35,257	33,381	31,939	28,434
Effect of Cape Fear incremental accretion	(3,849)	(4,048)	(472)	---	---
Net interest income, adjusted (B) (non-GAAP)	$29,447	$31,209	$32,909	$31,939	$28,434

Average earning assets (C)	$2,978,227	$2,994,982	$3,061,432	$3,142,597	$2,967,614
Net interest margin (A)/(C)1	4.51%	4.69%	4.35%	4.08%	3.84%
Net interest margin, adjusted (B)/(C) (non-GAAP)1	3.99%	4.15%	4.29%	4.08%	3.84%

1 Represents an annualized rate; calculation is approximate due to differences in industry standards for annualizing underlying average earning assets.

Contact
First Financial Holdings, Inc.
Blaise B. Bettendorf
Executive Vice President and Chief Financial Officer
(843) 529-5931 or (843) 529-5456
investorrelations@firstfinancialholdings.com
bbettendorf@firstfinancialholdings.com